UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) - October 23, 2002


                         Commission file number 0-24040


                        PENNFED FINANCIAL SERVICES, INC.
             (Exact name of Registrant as specified in its charter)


         Delaware                                              22-3297339
------------------------------                           -----------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                            Identification Number)


622 Eagle Rock Avenue, West Orange, New Jersey                        07052-2989
----------------------------------------------                        ----------
 (Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code: (973) 669-7366
                                                    ---------------

Item 5.  Other Events

     On October 23, 2002, PennFed Financial Services, Inc. (the Company) issued the press release attached hereto as Exhibit 99.1 announcing its first quarter results.

     The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Exhibits to this Report.

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

                  Regulation
                  S-K Exhibit
                     Number                                Document
                  -----------                        --------------------
                       99.1                          Press Release dated
                                                     October 23, 2002

Item 9.  Regulation FD Disclosure

     On October 23, 2002, PennFed Financial Services, Inc. (the Company) held its Annual Meeting of Stockholders. The script of the financial presentation at such meeting is set forth below.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         PENNFED FINANCIAL SERVICES, INC.



Date: October 23, 2002                   By:  /s/ Joseph L. LaMonica
                                              ----------------------------
                                              Joseph L. LaMonica
                                              President and Chief
                                              Executive Officer

                        PennFed Financial Services, Inc.
                               2002 Annual Meeting
                           Wednesday, October 23, 2002

SLIDE 1 (COVER SLIDE)

SLIDE 2 (DISCLAIMER)

Before I begin, however, I am required to remind you of our disclaimer on forward-looking statements, which is now on the screen.

It's been another solid year for PennFed.

SLIDE 3 (ONE-YR STOCK PRICE APPRECIATION)

PennFed's stock has increased over 35% since we met last year and has outperformed the Nasdaq Bank index, the S&P 500 and the Company's peer group.

SLIDE 4 (TWO-YR EPS)

Year after year we have shown consistent growth in EPS. As you can see from this slide, our efforts have resulted in a 21% increase in earnings per share this past year.

We'll talk more about stock price and EPS later.

But first, for those of you that may not be familiar with PennFed, I'd like to give you a very brief profile of the Company and then report on our accomplishments for the last year.

Afterwards, our President and Chief Executive Officer, Joseph LaMonica, will report on our Fiscal 2003 first quarter results and our plans for the future.

SLIDE 5 BUILD A (PROFILE - ASSET SIZE)

At June 30, 2002, assets stood at 1.9 Billion dollars.

SLIDE 5 BUILD B (PROFILE - RANKING)

Based upon asset size, PennFed is one of the three largest publicly traded thrifts headquartered in the state of New Jersey.


SLIDE 5 BUILD C (PROFILE - DEPOSIT SIZE)

As of June 30, 2002, deposits totaled 1.2 billion dollars resulting in average deposits of 56 million dollars per branch.

In addition to our current 21 branches, PennFed received regulatory approval to open our 22nd and 23rd branches. The first branch will be located in the Ironbound section of Newark - further strengthening our position in that community. The second branch will be in Union - our first branch office in Union County.

SLIDE 5 BUILD D (PROFILE - COMMUNITY BANK ALTERNATIVE)

We are and will continue to be the New Jersey community bank alternative to the large banks with whom we compete in the marketplace.

SLIDE 5 BUILD E (PROFILE - LOW RISK, LOW COST)

With our strong asset quality ratios and low expense ratios, PennFed continues to be recognized as a low-risk, low-cost provider of diversified financial services.

We believe that close management of our risks has and will continue to serve us well.

SLIDE 5 BUILD F (PROFILE - ACTIVELY MANAGE CAPITAL)

We continue to actively manage our capital - and not only to support growth. The level of dividends was increased twice in the last twelve months, doubling the quarterly dividend from 5 cents a share to the current 10 cents a share. Furthermore, stock buybacks continue to be a very effective means of managing capital.

SLIDE 5 BUILD G (PROFILE - EXPERIENCED MANAGEMENT)

PennFed's experienced management team is committed to maintaining profitability and enhancing shareholder value.

In fact, you should be aware that as of the record date, PennFed's directors and executive officers owned over 20% of PennFed's stock.

When all senior officers and the employee stock ownership plan shares are included, inside ownership increases to 26%.

These high ownership levels indicate our commitment to maintaining profitability and enhancing shareholder value.

SLIDE 6 (MAP OF BRANCHES)

This map shows our concentrated branch network which is situated in 5, soon to be 6, counties from north east New Jersey to central / southern New Jersey.

SLIDE 7 (FISCAL 2002)

At our meeting last year, we indicated that we would continue to do what we do best. In other words - "more of the same." I want to spend a few minutes now on what we have attained since we last met.


SLIDE 7 BUILD A (PRUDENT MANAGEMENT OF BALANCE SHEET GROWTH AND COMPOSITION)

We promised prudent management of the growth in the balance sheet as well as change in balance sheet composition. Although total assets only grew 43 million dollars from June 30, 2001, we have seen an appropriate change in the composition.


SLIDE 8 (SECURITIES AND LOAN MIX)

During fiscal 2002, the lower yielding securities portfolio declined 116 million dollars to 379 million dollars. On the other hand, our higher yielding loan portfolio grew to 1.4 billion dollars, an increase of 146 million dollars.


SLIDE 9 (COMMERCIAL AND CONSUMER PRODUCTION CHART)

Over the last year we continued to focus on production of commercial and consumer loans in order to further transition our balance sheet composition.

The more than 150 million dollars of commercial and consumer loan originations in Fiscal 2002 represents a 36% increase over 2001 and a 57% increase over 2000.

SLIDE 10 (LOAN PORTFOLIO COMPOSITION)

As you can see from this slide, the growth in commercial and consumer loan originations has contributed to a continuing shift in the composition of the loan portfolio.

In Fiscal 1998, commercial and consumer loans accounted for roughly 11% of the loan portfolio.

This grew to 17% at the end of Fiscal 2001 -- and to over 18% as of June 30, 2002.

The composition of a loan portfolio does not change overnight without taking undue risk.

At PennFed, we believe that the only way to limit risk when changing the composition of a portfolio, is by doing it gradually, via a carefully managed process.


SLIDE 11 (DEPOSITS AND BORROWINGS MIX)

During fiscal 2002, wholesale borrowings were reduced to 528 million dollars, a decline of 54 million dollars, principally in short-term borrowings. Retail deposits, however, grew 89 million dollars to 1.2 billion dollars.


SLIDE 12 (DEPOSIT COMPOSITION) During fiscal 2002, checking and money market accounts grew 35 million dollars - or more than 26%.

Including savings deposits, total core deposits represented over 40% of all deposits as of June 30, 2002 -- compared to approximately 29% a year earlier.


SLIDE 7 BUILD B (LOW RISK, LOW COST)

A year ago, we indicated we would remain a low risk company.

Our approach is sound and proven.........
and our balance sheet, has been, and will continue to be low-risk.

SLIDE 13 (LOW RISK, LOW COST)

At June 30, 2002 our non-performing assets as a percentage of total assets totaled just 0.17%.

Additionally, net chargeoffs for fiscal 2002 totaled only 52 thousand dollars.

Furthermore, we have continued to keep a close reign on expenses and maintain strong ratios compared to peers.

The expense ratio for fiscal 2002 was 1.53% and our efficiency ratio was 50.58%.

As you can see, PennFed has been and continues to be a low-risk, low-cost institution.

SLIDE 7 BUILD C (NON-INTEREST INCOME)

We spoke a year ago about our focus on improving non-interest income.

SLIDE 14 (SERVICE CHARGE AND OTHER NON-INTEREST INCOME)

I am pleased to point out that during fiscal 2002 we saw a 28% increase in service charges and other non-interest income.

The growth is partially, of course, a byproduct of loan and core deposit activity.

Other non-interest income includes earnings from the Investment Services program.

As you may recall, this is a program that provides customers access to financial consulting and advisory services and related products right in our branches.

During fiscal 2001, this program generated 260 thousand dollars in earnings. We are even more pleased to report revenues for this program more than doubled in 2002, reaching 543 thousand dollars.

SLIDE 7 BUILD D (AGGRESSIVELY MANAGE CAPITAL)

As indicated last year, PennFed has continued to aggressively manage capital.

SLIDE 15 (STOCK REPURCHASES)

Stock repurchase programs continue to be utilized as a capital management tool.

We repurchased another 500,000 shares of PennFed stock in fiscal 2002. Total repurchases since becoming a public company in 1994 amount to nearly 48 percent of the approximately 12 million shares originally issued.

Additionally, as mentioned earlier, dividends were increased twice over the last year.

SLIDE 7

As you can see - we have delivered on what we indicated we would and the results have been positive.

Let me now turn the presentation over to Joe who will discuss the Company's results for the first quarter of fiscal year 2003 and our plans for the future.

Joe...

SLIDE 16 (Q1 SLIDE - COVER SLIDE)


Thank you Bill.

And, thank you all for being here today.

After hearing the presentation on the strong year we had, I now want to speak to you about today and the future.

Let me just start by saying we had a challenging, but solid First Quarter.

SLIDE 17 (QUARTERLY EPS)

As noted in a press release issued this morning, earnings for the 3 months ended September 30, 2002 are 50 cents per diluted share, representing over an 11% increase when compared to the 45 cents reported for the quarter ended September 30, 2001.

Cash earnings per share for the current quarter were 66 cents - 16 cents higher than reported EPS. That represents nearly a 12% - or 7 cents - increase over a year ago.

SLIDE 18 (QUARTERLY NET INTEREST MARGIN)

As with most thrifts, due to accelerated prepayments and lower market coupons, our net interest margin has shown some compression in recent months.

Admittedly, the current low interest rate environment presents some challenges, but not unlike challenges we've seen in the past. Over the past year, we have prudently managed our balance sheet.

We have focused on growing our lower costing checking and money market accounts as well as our savings accounts. These core deposits are generally less sensitive to changes in interest rates. Higher costing CDs have been allowed to run-off as we do not feel it is a wise business decision to pay the premium rates many of our competitors are paying. As an alternative, many customers have rolled CD funds into products offered in the Investment Services program. Additionally, we have paid down all our short-term borrowings and they are now, virtually non-existent.

On the asset side of the balance sheet, as you are aware, we are in the midst of a very strong refinance market. We continue to sell conforming, fixed rate, one- to four-family mortgage loans into the secondary market. In fact, gains from loan sales totaled 231 thousand dollars for the quarter.

SLIDE 19 (QUARTERLY NON-PERFORMING ASSETS)

As of September 30th, non-performing assets totaled just over 2 million dollars representing just 13 basis points of total assets and I would like to point out, there are no commercial loans in the non-performing category.

As mentioned earlier, chargeoffs for the year ended June 30th were only 52 thousand dollars and chargeoffs for the current September quarter were only 7 thousand dollars.

While others may have higher net interest margins, that shouldn't be the only criteria when making an investment. Among other criteria, a shrewd investor must also take a look at asset quality. Exceptional asset quality continues to be a key strength of PennFed.

SLIDE 20 (QUARTERLY EXPENSE RATIO)

In addition to margin and asset quality, an investor should also evaluate how efficiently a company is run. Expense control continues to be another key strength of PennFed.

Non-interest expenses as a percent of average assets were 1.51% for the September 2002 quarter.


SLIDE 16 (Q1 SLIDE - COVER SLIDE)

For more details about our first quarter performance, today's press release will be available for you at the table outside the room as you leave.


SLIDE 21 (WHAT WILL THE FUTURE BRING)

So now after looking at our results to date, the biggest question must be "what will the future of PennFed bring?"

Well, the answer to that question is similar to what was said a year ago -- we plan on continuing to do what we do best.

We believe that we are in an environment where investors generally favor investing in lower-risk companies. We readily admit that PennFed is not a "glitzy" company. An analyst wrote of us not too many months ago "How Long Will Safe Be Attractive?". We're not only safe, but also secure. We're conservative, but solid.

We understand the importance of your wanting to invest in trusted and secure companies. Therefore, we anticipate our future success will be grounded in our ability to grow intelligently while focusing on what we do best: underwriting prudently, investing conservatively and expanding sensibly.

Based upon recent events, we believe people should invest in trusted and secure companies - like PennFed. And, to answer that analyst's question - safe will always be attractive.

Although there are many differing opinions, no one can predict the interest rate environment in the future.

With one- to four-family production at current levels and rates, we will not hold all loans for portfolio, but will continue to sell certain loans.

Growth in our commercial loan portfolio will come from our seasoned staff of commercial loan officers, as well as our business development team.

PennFed's consumer lending endeavors will be supported by a combination of advertising and direct mail campaigns.

We will continue to manage growth prudently and maintain our low-risk balance sheet.

On the liability side of the balance sheet we will continue our focus on bringing in the lower costing core deposits, with branches focused on consumer accounts and our Commercial Business Banking Group concentrating on the business side.

We believe our growth in core deposits remains strong because of our commitment to the people and businesses we serve.

As we strive to improve the value of our company -- we will continue to adapt and re-assess our direction. And now, let me turn this presentation back over to our chairman...

At this point, I'd like to return to the stock performance slide that I showed you at the beginning of this presentation.


SLIDE 22

As mentioned earlier, PennFed's stock price has increased over 35% the past year. PennFed's stock has continued to outperform the Nasdaq Bank index, the S&P 500 and a composite group of stocks. This group is comprised of publicly traded thrifts in the mid-Atlantic region with assets of 1 to 2.5 billion dollars.

Since going public in 1994, initial investors, like many of us here today, have realized a nearly 19% return on an annualized basis on their investment in PennFed stock.


SLIDE 23 (8 YRS EPS)

Previously, I mentioned our consistent growth in EPS. Since going public, our compound annual growth rate in EPS over the eight-year period is 19.5%.

Clearly, PennFed has generated consistent, solid returns. PennFed will remain a Trusted, Safe and Secure company.

SLIDE 24 (CLOSING SLIDE)

At this time, I want to announce that we have completed our last 5% stock repurchase program that began in December 2001. Furthermore, I am pleased to announce that the board of directors has approved the commencement of a new 5% program. As with past programs, we intend to repurchase shares in the open market over the next 18 months. We continue to believe PennFed shares are a great investment.

ANSWER QUESTIONS